UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Address of principal executive offices)

Registrant’s telephone number, including area code: +(86) 755 86961 405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As previously disclosed, Addentax Group Corp. (the “Company” or “our”) received a notice dated April 24, 2024, from the Listings Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share of its common stock, par value $0.001 per share (the “Common Stock”), was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq granted the Company 180 days, or until October 21, 2024, to regain compliance with the Minimum Bid Price Rule. In order to regain compliance, the closing bid price of the Common Stock must be at least $1 per share for a minimum of 10 consecutive business days during this 180-day period. The Company’s Common Stock has not regained compliance with the Minimum Bid Price Rule as of that date. By letter dated October 21, 2024, the Company requested an additional 180-day extension in which to regain compliance.

On October 22, 2024, the Company received notice from Nasdaq indicating that, while the Company has not regained compliance with the Minimum Bid Price Rule, the Staff has determined that the Company is eligible for an additional 180-day period, or until April 21, 2025, to regain compliance. The Staff’s determination was based on (i) our meeting the continued listing requirement for market value of our publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and (ii) our providing written notice to Nasdaq of our intent to cure the deficiency during this second compliance period, if necessary by effecting a reverse stock split. If at any time during this second 180-day period the closing bid price of the Company’s Common Stock is at least $1 per share for at least a minimum of 10 consecutive business days, the Staff have stated that they will provide written confirmation of compliance. If compliance cannot be demonstrated by April 21, 2025, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a hearings panel.

The Company is diligently working to regain compliance with the Minimum Bid Price Rule and has already received stockholder approval to effect a reverse stock split, if necessary, to regain compliance therewith. There can be no assurance, however, of the Company’s ability to maintain compliance with the Minimum Bid Price Rule once compliance therewith is regained or maintain compliance with any other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: October 23, 2024	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer